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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 13, 1995, included in the Abbott Laboratories Form 10-K for the year ended December 31, 1994; (ii) our report dated January 13, 1995, incorporated by reference in Abbott Laboratories Form 10-K for the year ended December 31, 1994; and, (iii) our report dated April 16, 1995, included in Abbott Laboratories Stock Retirement Plan Form 11-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------------
                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
December 15, 1995